UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2011

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW
New Prague, MN 56071

(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2011, Electromed, Inc. (the “Company”) announced the appointment of Jeremy Brock, 32, to the position of Chief Financial Officer. Since August 8, 2011, Mr. Brock has served as the Company’s Financial Controller, in which he oversaw the operations of the Company’s Accounting Department and performed the functions of principal accounting officer.

In the five years prior to joining the Company, Mr. Brock served as a certified public accountant with LarsonAllen LLP, where he focused on performing and managing audit and tax engagements in the manufacturing, distribution and technology sectors. Mr. Brock holds a bachelors degree in accounting and finance from the University of Northern Iowa.

Mr. Brock’s employment with the Company as Chief Financial Officer is pursuant to an employment agreement dated effective October 18, 2011, by and between the Company and Mr. Brock (the “Employment Agreement”). The Employment Agreement provides for an initial annualized base salary of $115,000, with a 10% increase in base salary to $126,500 commencing on or about January 1, 2012 and continuing through the end of the Company’s 2012 fiscal year. There is not currently, nor has there been in the past, any transaction with the Company in which Mr. Brock has or had a direct or an indirect material interest. In addition to the Employment Agreement, the Company and Mr. Brock entered into a Non-Competition, Non-Solicitation and Confidentiality Agreement dated effective October 18, 2011 (the “Non-Competition Agreement”), pursuant to which Mr. Brock agreed that during the term of his employment and for the 12 months following his termination with the Company, that he will not (i) compete with the Company or (ii) solicit any customers, employees, or business contacts of the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement and the Non-Competition Agreement, a copy of which is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. A copy of the press release announcing Mr. Brock’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

	(a)	Financial statements: None.

	(b)	Pro forma financial information: None.

	(c)	Shell company transactions: None.

	(d)	Exhibits:

		10.1	Employment Agreement dated effective October 18, 2011, by and between the Company and Jeremy Brock

		10.2	Non-Competition, Non-Solicitation and Confidentiality Agreement dated effective October 18, 2011, by and between the Company and Jeremy Brock

		99.1	Press Release dated October 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electromed, Inc.

Date: October 19, 2011	By	/s/ Robert D. Hansen
	Name:	Robert D. Hansen
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Electromed, Inc.

Form 8-K Current Report

Exhibit
Number	Description
10.1	Employment Agreement dated effective October 18, 2011, by and between the Company and Jeremy Brock
10.2	Non-Competition, Non-Solicitation and Confidentiality Agreement dated effective October 18, 2011, by and between the Company and Jeremy Brock
99.1	Press Release dated October 19, 2011